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                                                                      EXHIBIT 11

                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Trust dated December 12, 1996 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 31 and Amendment No. 33 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 28, 1997